Exhibit 99.1

Oppenheimer Holdings Inc. Reports First Quarter 2026 Earnings

New York, May 1, 2026 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported a net loss of $20.6 million or $(1.93) per share (basic and diluted) for the first quarter of 2026, compared with net income of $30.7 million or $2.93 basic earnings per share for the first quarter of 2025. Revenue for the first quarter of 2026 was $445.1 million, an increase of 21.0%, compared to revenue of $367.8 million for the first quarter of 2025.

First quarter 2026 results were adversely affected by a $70 million (pre-tax) legal accrual for the settlement of the “cash sweep” program litigation announced on April 24, 2026 and a $22.3 million (pre-tax) expense associated with a recurring liability-based employee compensation award program for financial advisors that is tied to our stock price, which increased by $16.90 per Class A share during the quarter (from $72.29 to $89.19). Adjusted net income(a), a non-GAAP measure which excludes the impact of these items, was $47.5 million or $4.46 adjusted basic earnings per share for the first quarter of 2026, compared with adjusted net income of $28.6 million or $2.74 adjusted basic earnings per share for the first quarter of 2025. Management believes these non-GAAP measures provide supplemental insight into the Firm’s core operating performance.
Robert S. Lowenthal, President and CEO commented, "Notwithstanding the unfavorable impact of the “cash sweep” settlement on the Company’s overall results for the first quarter, the Firm's core businesses delivered solid operating results. Despite an increasingly challenging geopolitical environment, the strength of our franchise proved its ability to support clients across all business environments. The ongoing conflict with Iran disrupted global energy flows and intensified inflationary pressure on oil and gas prices, which in turn weighed negatively on the financial markets during March. As a result of the conflict, equity markets exhibited significant volatility with indices now hovering at or near their all-time highs.
While the pre-tax results for our Wealth Management segment were lowered by the impact of our stock-based compensation program for financial advisors, underlying performance across the business remained solid. Commission revenues benefited from heightened market volatility, which drove elevated client trading. Although assets under management (“AUM”) eased from last quarter’s all-time highs, they remained meaningfully above prior year levels, supporting continued strength in our asset-based advisory fees. Overall segment results were negatively impacted by higher compensation expense related to liability-based stock appreciation rights benefiting advisors that rose in value in direct correlation with the significant increase in our share price throughout the quarter.

Our Capital Markets business delivered a strong start to the year, driven by higher investment banking fees, when compared with the prior year period, reflecting the successful closing of advisory and underwriting mandates. Sales and trading revenue within our Equities and Fixed Income businesses were also boosted by higher volatility in both the debt and equity markets.

We are pleased to have resolved the “cash sweep” litigation and to put this matter behind us. Despite the settlement's negative impact to our quarterly results, our operating businesses performed well. Our capital position remains robust, enabling us to return additional value to stockholders as highlighted by our announced 11.1% increase in the quarterly dividend to $0.20 per share. Looking ahead, we remain focused on supporting our clients across the enterprise as they continue to navigate uncertain markets."

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)
Firm	1Q-26	1Q-25
Revenue	$445,095	$367,825
Compensation Expenses	$296,001	$227,091
Non-compensation Expenses	$176,095	$99,358
Pre-tax (Loss) Income	$(27,001)	$41,376
Income Tax (Benefit) Provision	$(6,432)	$10,721
Net (Loss) Income (1)	$(20,578)	$30,655
Adjusted Net Income (Non-GAAP) (1)(a)	$47,491	$28,627
(Loss) Earnings Per Share (Basic) (1)	$(1.93)	$2.93
Adjusted Earnings Per Share (Basic) (Non-GAAP)(1)(a)	$4.46	$2.74
(Loss) Earnings Per Share (Diluted) (1)	$(1.93)	$2.72
Adjusted Earnings Per Share (Diluted) (Non-GAAP) (1)(a)	$4.21	$2.54
Book Value Per Share	$88.95	$82.87
Tangible Book Value Per Share (2)	$72.28	$65.85
Wealth Management
Revenue	$253,680	$241,986
Pre-tax Income	$43,554	$67,864
Assets Under Administration (billions)	$139.8	$129.9
Assets Under Management (billions)	$54.1	$48.9
Capital Markets
Revenue	$189,122	$123,261
Pre-tax Income (Loss)	$35,441	$(5,097)

(1) Attributable to Oppenheimer Holdings Inc.
(2) Represents book value less goodwill and intangible assets divided by number of shares outstanding

Highlights

•Higher revenue in the first quarter of 2026 was driven primarily by significantly higher investment banking fees, increased transaction-based commissions and higher advisory fees reflecting growth in billable AUM
•Assets under management and administration both increased year-over-year as of March 31, 2026, primarily due to market appreciation
•Compensation expenses rose from the prior year quarter due mainly to elevated costs associated with stock appreciation rights tied to the Company's share price, higher production-related costs and greater incentive compensation accruals
•Non-compensation expenses significantly increased from the prior year quarter primarily due to higher legal costs associated with our settlement of the “cash sweep” class action litigation
•The Board of Directors increased the quarterly dividend to be paid on May 29, 2026 by 11.1% to $0.20 per common share

Wealth Management
Wealth Management reported revenue for the current quarter of $253.7 million, 4.8% higher compared with the prior year period. Pre-tax income was $43.6 million in the current quarter, a decrease of 35.8% compared with a year ago. Financial advisor headcount at the end of the current quarter was 932, flat when compared to 933 at the end of the first quarter of 2025.
Revenue:
•Retail commissions increased 6.1% from the prior year period primarily due to higher retail transaction volumes
•Advisory fees increased 10.0% from a year ago due to higher AUM during the billing period
•Bank deposit sweep income decreased $4.0 million from a year ago due to lower short-term interest rates
•Interest revenue decreased 2.9% from a year ago primarily due to lower short-term interest rates
•Other revenue was relatively flat compared to the prior year period

Assets under Management (AUM):
•AUM were $54.1 billion at March 31, 2026, which is the basis for advisory fee billings for April 2026
•The $5.2 billion increase in AUM from the prior year period was largely due to higher asset values resulting from market appreciation
Total Expenses:
•Compensation expenses increased 30.2% from the prior year period primarily due to elevated expenses associated with stock appreciation rights ($22.3 million for the three-months-ended March 31, 2026) and higher production-related costs
•Non-compensation expenses were flat year-over-year

('000s, except otherwise indicated)
	1Q-26	1Q-25

Revenue	$253,680	$241,986
Commissions	$60,379	$56,911
Advisory Fees	$141,694	$128,792
Bank Deposit Sweep Income	$26,118	$30,075
Interest	$20,863	$21,485
Other	$4,626	$4,723

Total Expenses	$210,126	$174,122
Compensation	$155,800	$119,648
Non-compensation	$54,326	$54,474

Pre-Tax Income	$43,554	$67,864

Compensation Ratio	61.4%	49.4%
Non-compensation Ratio	21.4%	22.5%
Pre-Tax Margin	17.2%	28.0%

Assets Under Administration (billions)	$139.8	$129.9
Assets Under Management (billions)	$54.1	$48.9
Cash Sweep Balances (billions)	$3.0	$2.9

Capital Markets
Capital Markets reported revenue for the current quarter of $189.1 million, 53.4% higher when compared with the prior year period. Pre-tax income was $35.4 million compared with a pre-tax loss of $5.1 million a year ago.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities increased 142.7% compared with the prior year period primarily due to higher placement fees in the technology sector and an increase in completed sell-side M&A transactions with larger associated fees in the financial institutions sector
•Equities underwriting fees increased 107.7% when compared with the prior year period, driven by higher new issuance volumes in the financial institutions sector
•Fixed income underwriting fees decreased by 49.2% from a year ago primarily due to lower public finance transaction revenue
Sales and Trading
•Equities sales and trading revenue increased 9.2% compared with the prior year period mostly due to higher overall trading volumes, including greater options-related commissions
•Fixed income sales and trading revenue increased 39.4% compared with a year ago largely due to higher volatility levels

Total Expenses:
•Compensation expenses increased 29.0% compared with the prior year period largely due to higher incentive compensation accruals and production-related costs
•Non-compensation expenses were flat year-over-year

('000s)
	1Q-26	1Q-25

Revenue	$189,122	$123,261

Investment Banking	$94,209	$44,980
Advisory Fees	$62,997	$25,962
Equities Underwriting	$27,829	$13,399
Fixed Income Underwriting	$2,692	$5,301
Other	$691	$318

Sales and Trading	$94,572	$76,879
Equities	$45,583	$41,744
Fixed Income	$48,989	$35,135

Other	$341	$1,402

Total Expenses	$153,681	$128,358
Compensation	$112,639	$87,344
Non-compensation	$41,042	$41,014

Pre-Tax Income (Loss)	$35,441	$(5,097)

Compensation Ratio	59.6%	70.9%
Non-compensation Ratio	21.7%	33.3%
Pre-Tax Margin	18.7%	(4.1)%

Other Matters

•The Board of Directors announced a $0.02 or 11.1% increase in the quarterly dividend to $0.20 per share effective for the first quarter of 2026 payable on May 29, 2026 to holders of Class A non-voting and Class B voting common stock of record on May 15, 2026
•Compensation expense as a percentage of revenue was higher at 66.5% during the current period versus 61.7% during the same period last year largely due to higher costs associated with stock appreciation rights
•The effective tax rate for the current period was 23.8%, slightly lower when compared with 25.9% for the prior year period primarily due to the impact of a discrete legal charge related to the "cash sweep" settlement recorded during the quarter

(In millions, except number of shares and per share amounts)
	1Q-26	1Q-25
Capital
Stockholders' Equity (1)	$952.4	$872.3
Regulatory Net Capital (2)	$437.2	$384.1
Regulatory Excess Net Capital (2)	$403.9	$355.4
Common Stock Repurchases
Repurchases	$—	$0.1
Number of Shares	—	1,530
Average Price	$—	$58.79
Period End Shares	10,708,005	10,525,495
Effective Tax Rate	23.8%	25.9%

(1) Attributable to Oppenheimer Holdings Inc.
(2) Attributable to Oppenheimer & Co. Inc. broker-dealer

Note

(a) Adjusted net income and earnings per share attributable to Oppenheimer Holdings Inc. (a non-GAAP financial measure) excludes a $70 million (pre-tax) legal accrual related to the Company's settlement of the previously disclosed class action “cash sweep” litigation as well as compensation expense related to the recurring, mark-to-market remeasurement of liability-based stock appreciation rights totaling $22.3 million (pre-tax) that was recognized during the first quarter of 2026. Refer to the schedule on page 7 for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 88 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

Oppenheimer Holdings Inc.
Consolidated Income Statements (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended March 31,
	2026	2025	% Change
Revenue
Commissions	$128,341	$110,878	15.7
Advisory fees	141,718	128,803	10.0
Investment banking	97,720	47,623	105.2
Bank deposit sweep income	26,118	30,075	(13.2)
Interest	37,531	36,369	3.2
Principal transactions, net	10,787	8,975	20.2
Other	2,880	5,102	(43.6)
Total revenue	445,095	367,825	21.0
Expenses
Compensation and related expenses	296,001	227,091	30.3
Communications and technology	26,566	26,182	1.5
Occupancy and equipment costs	15,775	16,009	(1.5)
Clearing and exchange fees	6,361	7,752	(17.9)
Interest	18,686	21,396	(12.7)
Other	108,707	28,019	288.0
Total expenses	472,096	326,449	44.6

Pre-tax (loss) income	(27,001)	41,376	(165.3)
Income tax provision	(6,432)	10,721	(160.0)
Net (loss) income	$(20,569)	$30,655	(167.1)

Less: Net income attributable to non-controlling interest, net of tax	9	—	*
Net (loss) income attributable to Oppenheimer Holdings Inc.	$(20,578)	$30,655	(167.1)

(Loss) Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$(1.93)	$2.93	(165.9)
Diluted	$(1.93)	$2.72	(171.0)

Weighted average number of common shares outstanding
Basic	10,642,909	10,465,771	1.7
Diluted	10,642,909	11,277,939	(5.6)

Period end number of common shares outstanding	10,708,005	10,525,495	1.7

* Percentage not meaningful

Explanation of Non-GAAP Financial Measures

The Company included certain non-GAAP financial measures within this Earnings Release to supplement the U.S. Generally Accepted Accounting Principles ("GAAP") financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude, or include, certain items. Specifically, we included non-GAAP measures that adjust the Company’s net income and earnings per share to exclude the expense associated with the settlement of the class action “cash sweep” litigation because management does not view this as ordinary-course litigation for the Company given the nature of the claims and the manner in which the action was brought.

We also included non-GAAP measures that exclude compensation expense related to the recurring, mark-to-market remeasurement of liability-based stock appreciation rights from net income and earnings per share because the period-to-period variability in this expense is largely driven by factors outside the Company’s direct control, including changes in the fair value of and underlying volatility levels in Oppenheimer Holdings Inc.’s Class A common stock price. For this reason, management expects to provide this non-GAAP measure in future reporting periods, subject to ongoing evaluation.

The Company believes that these non-GAAP financial measures provide additional useful information for investors because they permit investors to view the Company's financial performance measures on a basis consistent with how management views the operating performance of the Firm. These non-GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, are also useful to investors when comparing the Company’s results across different financial reporting periods on a consistent basis.

The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP measures. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, the analysis of U.S. GAAP financial measures.

Net (Loss) Income Attributable to Oppenheimer Holdings Inc. and (Loss) Earnings Per Share U.S. GAAP Reconciliation

Reconciliation of net (loss) income attributable to Oppenheimer Holdings Inc. to adjusted net income attributable to Oppenheimer Holdings Inc., reconciliation of basic (loss) earnings per share to adjusted basic earnings per share, and reconciliation of diluted (loss) earnings per share to adjusted diluted earnings per share are as follows:

('000s, except per share amounts)	For the Three Months Ended	For the Three Months Ended
	March 31, 2026	March 31, 2025
Net (loss) income attributable to Oppenheimer Holdings Inc. (U.S. GAAP)	$(20,578)	$30,655
Non-GAAP adjustments:
Class action sweep litigation settlement	$70,000	$—
Liability-based stock appreciation rights expense	$22,285	$(2,742)
Tax impact of Non-GAAP adjustments (1)	$(24,216)	$714
Adjusted net income attributable to Oppenheimer Holdings Inc. (Non-GAAP)	$47,491	$28,627

Basic (loss) earnings per share (U.S. GAAP)	$(1.93)	$2.93
Impact of Non-GAAP adjustments	$6.39	$(0.19)
Adjusted basic earnings per share (Non-GAAP)	$4.46	$2.74

Diluted (loss) earnings per share (U.S. GAAP)	$(1.93)	$2.72
Impact of Non-GAAP adjustments	$6.14	$(0.18)
Adjusted diluted earnings per share (Non-GAAP)	$4.21	$2.54

Weighted average shares outstanding
Basic (U.S. GAAP and Non-GAAP)	10,642,909	10,465,771
Diluted (U.S. GAAP)	10,642,909	11,277,939
Diluted (Non- GAAP) (2)	11,288,897	11,277,939
(1) The tax impact is estimated using the statutory rates for the applicable entities
(2) Includes 645,988 shares which were previously anti-dilutive due to the net loss, however, the Non-GAAP adjustments result in adjusted net income and those shares are now dilutive